UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2025
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ACELYRIN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41696	85-2406735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4149 Liberty Canyon Road	91301
Agoura Hills, California
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 456-4393
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	SLRN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2025, ACELYRIN, INC. (the “Company”) delivered a Notice of Termination (the “Notice”) to Affibody AB (“Affibody”), terminating the License and Collaboration Agreement, dated August 9, 2021, by and between the Company and Affibody (the “License Agreement”), which termination will become effective ninety (90) days following delivery of the Notice in accordance with the terms of the License Agreement. Under the License Agreement, Affibody granted the Company exclusive, sublicensable licenses to develop, commercialize and manufacture products containing izokibep for all human therapeutic uses on a worldwide basis, subject to a pre-existing agreement between the Company and Inmagene Biopharmaceuticals with respect to certain Asian countries. Following termination of the License Agreement, the Company will no longer have any material financial or other obligations under the License Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELYRIN, INC.

Dated: January 31, 2025	By:	/s/ Amar Murugan
Amar Murugan
Chief Legal Officer